                                                                   Exhibit 99.11
                                                                         [Draft]


                                    EXCHANGE AGREEMENT dated as of March , 2001,
                           between LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent"), and MORGAN STANLEY & CO. INCORPORATED, a Delaware corporation ("Investment Bank").


                  WHEREAS, Lucent desires to exchange shares of Class A common stock, $0.01 par value ("Agere Common Stock"), of Agere Systems Inc., a Delaware corporation ("Agere"), with Investment Bank for certain debt obligations of Lucent held by Investment Bank; and

                  WHEREAS, Investment Bank desires to exchange such debt obligations of Lucent for Agere Common Stock;

                  NOW THEREFORE, in consideration of the representations, warrants and agreements contained in this Agreement, the parties agree as follows:

                  1. Exchange of Initial Shares for Initial Debt Obligations.
(a) Subject to the terms and conditions and in reliance upon the representations and warranties in this Agreement, at the Closing (as defined below) (i) Lucent will transfer and deliver to Investment Bank, and Investment Bank will accept, the number of shares of Agere Common Stock set forth on Section A of Schedule I and the associated rights to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of Agere (the "Initial Shares") and (ii) Investment Bank will transfer to Lucent, and Lucent will accept, Lucent's debt obligations set forth on Section A of Schedule II (the "Initial Debt Obligations").

                  (b) The exchange of Initial Shares for Initial Debt Obligations (the "Closing") shall occur at the office of Cravath, Swaine & Moore, Worldwide Plaza, New York, New York (or at such other location or locations as may be agreed upon by Investment Bank and Lucent), at 8:00 a.m.,

New York City time, on the fourth Business Day subsequent to the date of this Agreement (the "Closing Date"). At the Closing, Investment Bank shall deliver to Lucent, through the facilities of The Depository Trust Company, its holdings of the Initial Debt Obligations, and Lucent shall deliver to Investment Bank physical certificates evidencing the Initial Shares (in such denominations and registered in such names as Investment Bank may request not later than the second Business Day preceding the Closing Date).

                  (c) As used in this Agreement, the term "Business Day" shall mean those days on which both the New York Stock Exchange and banking institutions located in New York City are open for trading or banking, as the case may be, in the ordinary course of business.

                  2. Exchange of Additional Shares for Additional Debt Obligations. (a) It is understood that the Underwriter (the "Underwriter") listed on Schedule I to the Underwriting Agreement dated March , 2001 (the "Underwriting Agreement"), among Morgan Stanley & Co. Incorporated, as Underwriter, Investment Bank, as selling stockholder, and Agere, in connection with the purchase by the Underwriter from Investment Bank of shares of Common Stock, will be granted an option to purchase up to additional shares of Agere Common Stock to cover over-allotments (the "Over-Allotment Option").

                  (b) Lucent hereby grants to Investment Bank an option (the
"Additional Shares Option") to acquire from Lucent up to   additional shares of
Agere Common Stock and the associated rights to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of Agere (the "Additional Shares"; and together with the Initial Shares, the "Shares") in exchange for additional debt obligations of Lucent ("Additional Debt Obligations"; and together with the Initial Debt Obligations, the "Debt Obligations"). The number of Additional Shares for which the Additional Shares Option is exercised shall equal the number of shares of Agere Common Stock purchased by the Underwriter pursuant to the Over-Allotment Option. The Additional Shares Option may be exercised in whole or in part at any time in one or more instances, up to a total number of Additional Shares as described in the previous sentence, on or before the 30th


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
day after the date of this Agreement upon written or telegraphic notice by the Investment Bank to Lucent setting forth the number of Additional Shares to be purchased by the Underwriter pursuant to the Over-Allotment Option (the "Additional Shares Closing") and the date of each Additional Shares Closing (each such date, an "Additional Shares Closing Date"). At each Additional Shares Closing (i) Lucent will transfer to Investment Bank, and Investment Bank will accept, the number of Additional Shares specified in the relevant notice of exercise of the Additional Shares Option and (ii) Investment Bank will transfer to Lucent, and Lucent will accept, Additional Debt Obligations of the type specified on Section B of Schedule II with an aggregate agreed value equal to the Agreed Value per share of Agere Common Stock (as set forth on Section B of Schedule I) times the number of Additional Shares described in clause (i) of this sentence. The aggregate agreed value of the Additional Debt Obligations to be delivered at an Additional Shares Closing Date shall be calculated using the Agreed Value per $1 million Face Value set forth on Section B of Schedule II.

                  (c) Each Additional Shares Closing shall occur at the office of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, on the date specified in the notice of exercise of the Additional Shares Option, which shall be within three Business Days after exercise of the Additional Shares Option or such other time period as may be agreed upon by Investment Bank and Lucent.


                  3. Registration of Shares, etc. (a) Agere has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-51594) on Form S-1, including a prospectus relating to Agere Common Stock to be sold by Agere and the shares of Agere Common Stock to be acquired by Investment Bank under this Agreement and sold by Investment Bank in the initial public offering currently contemplated by Agere (the "Initial Public Offering").



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

                  (b) If Investment Bank is unable to sell all of the Shares it acquires pursuant to Section 1 or 2 in the Initial Public Offering, then Lucent shall cause Agere to enter into a registration rights agreement with Investment Bank containing substantially the following provisions:


                  (i) Upon written request by Investment Bank, Agere shall use its reasonable best efforts to file as promptly as practicable (but in no event more than 90 days after so required or requested pursuant to this Section 3) with the Commission, and thereafter shall use its reasonable best efforts to cause to be declared effective, a registration statement on an appropriate form under the Securities Act of 1933, as amended, (the "Securities Act") relating to the resale of the Shares by Investment Bank (the "Registration Statement").

                  (ii)Investment Bank shall have the right to submit one written request to file a Registration Statement during the period from 45 days following the date of this Agreement until one year from the date of this Agreement; and Investment Bank shall have the right to submit a written request to file an additional Registration Statement following the one year anniversary of this Agreement during a period ending on the earlier of (i) two years from the Closing Date or such shorter period that will terminate when all the Shares have been sold and (ii) the date on which the Securities become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act.

                  (iii) Agere may refuse to file a Registration Statement for a period not to exceed 60 days in any three-month period or for three periods not to exceed an aggregate of 120 days in any twelve-month period (each, a "Suspension Period") for valid business reasons, to be determined by Agere in its sole reasonable judgment (not including avoidance of its obligations under such registration rights agreement), including, without limitation, the acquisition or divestiture of assets, public filings with the Commission, pending corporate developments and similar events. Agere shall provide notice to the Investment Bank of a Suspension Period.


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
                  (iv) Agere shall use its reasonable best efforts to cause (i) a Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto to comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) a Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to Agere by or on behalf of Investment Bank specifically for use therein (the "Investment Bank's Information")) not to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Investment Bank's Information), not to include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (v) In connection with a Registration Statement, Agere shall enter into an indemnification agreement with Investment Bank in which Agere will provide the same indemnification and contribution to Investment Bank for the information contained in the Registration Statement as Agere provided to the Underwriters in the Underwriting Agreement, and Investment Bank will provide the same indemnification and contribution to Agere for Investment Bank's Information as Investment Bank provided in the Underwriting Agreement.

                  4. Representations and Warranties. (a) Lucent hereby represents and warrants to Investment Bank that:

                  (i) Lucent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Lucent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by


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
         Lucent and constitutes a legal, valid and binding obligation of Lucent, enforceable against Lucent in accordance with its terms.

                  (ii) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or nongovernmental third party is required to be obtained or made by or with respect to Lucent in connection with the execution, delivery and performance of this Agreement except as have been previously obtained or made.

                  (iii) Neither the exchange of the Initial Shares or the Additional Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which Lucent is a party or by which it is bound, or Lucent's Certificate of Incorporation or By-Laws, or, to the best of its knowledge, any order, rule or regulation applicable to Lucent of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Lucent or its properties.

                  (iv) Lucent has good and valid title to the Shares. Prior to the Closing, Lucent will have good and valid title to the Shares, free and clear of any liens, claims, equities, encumbrances, security interests, options, charges or restrictions of any kind (collectively "Liens"). Upon delivery to Investment Bank at the Closing or an Additional Shares Closing, as the case may be, of certificates representing the Shares to be exchanged, duly endorsed by Lucent for transfer to Investment Bank, and upon Lucent's exchange for the agreed upon Debt Obligations, good and valid title to such Shares will pass to Investment Bank, free and clear of any Liens, other than those arising from acts of Investment Bank. Other than this Agreement, the Shares are not subject to any voting trust


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         agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

                  (v) When the Shares are transferred to Investment Bank at the Closing or an Additional Shares Closing, as the case may be, in exchange for the Debt Obligations, (i) the Shares will have been duly and validly authorized and issued, and fully paid and non-assessable and (ii) the Shares will have been approved for listing on the New York Stock Exchange.

                  (vi) Lucent has made its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and Lucent has not relied on Investment Bank, Investment Bank's legal counsel or Investment Bank's accounting advisors for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions.

                  (b) Investment Bank hereby represents and warrants to Lucent that:

                  (i) Investment Bank is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Investment Bank has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Lucent and constitutes a legal, valid and binding obligation of Investment Bank, enforceable against Investment Bank in accordance with its terms.

                  (ii) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity or nongovernmental third party is required to be obtained or made by or with respect to Investment Bank in connection with the execution, delivery and performance of this Agreement except as have been previously obtained or made.


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
                  (iii) Neither the exchange of the Initial Debt Obligations or the Additional Debt Obligations nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which Investment Bank is a party or by which it is bound, or Investment Bank's Certificate of Incorporation or By-Laws, or, to the best of its knowledge, any order, rule or regulation applicable to Investment Bank of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Investment Bank or its properties.

                  (iv) Investment Bank has good and valid title to the Debt Obligations, free and clear of any Liens. Upon delivery to Lucent at the Closing or an Additional Shares Closing, as the case may be, of the Debt Obligations to be exchanged, for transfer to Lucent, and upon the Investment Bank's exchange for the agreed upon Shares, good and valid title to the Debt Obligations will pass to Lucent, free and clear of any Liens, other than those arising from acts of Lucent. Other than this Agreement, the Debt Obligations are not subject to any contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the disposition of the Debt Obligations.

                  (v) Investment Bank has made its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and Investment Bank has not relied on Lucent, Lucent's legal counsel or Lucent's accounting advisors for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions.

                  (vi) Investment Bank is a qualified institutional buyer as defined in Rule 144A under the Securities Act.


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
                  5. Conditions. (a) The obligations of Investment Bank to exchange the Debt Obligations for the Shares at the Closing or an Additional Shares Closing, as the case may be, shall be subject the satisfaction of the following conditions:

                  (i) Lucent shall have furnished to Investment Bank an opinion of Cravath, Swaine & Moore, dated the Closing Date or an Additional Shares Closing Date, as the case may be, to the effect as agreed upon between Lucent and Investment Bank;

                  (ii) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in effect preventing the consummation of the transactions contemplated to occur at the Closing or an Additional Shares Closing, as the case may be; and

                  (iii) Lucent shall have furnished to Investment Bank a certificate of Lucent, signed by a Vice President or Treasurer of Lucent, dated the Closing Date or an Additional Shares Closing Date, as the case may be, to the effect that the signers of such certificate have carefully examined this Agreement and that the representations and warranties of Lucent in this Agreement are true and correct in all material respects on and as of the Closing Date or an Additional Shares Closing Date, as the case may be, with the same effect as if made on the Closing Date or an Additional Shares Closing Date, as the case may be, and Lucent has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or an Additional Shares Closing Date, as the case may be.

                  (iv) The pledge of the Shares under the Guarantee and Collateral Agreement made by Lucent and certain of its Subsidiaries in favor of the Chase Manhattan Bank, as Collateral Agent, dated as of February 22, 2001, shall have been released.


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
                  (b) The obligations of Lucent to exchange the Shares for the Debt Obligations at the Closing or an Additional Shares Closing, as the case may be, shall be subject the satisfaction of the following conditions:

                  (i) Investment Bank shall have furnished to Lucent an opinion of Davis Polk & Wardwell, counsel for Investment Bank, dated the Closing Date or an Additional Shares Closing Date, as the case may be, to the effect as agreed upon between Investment Bank and Lucent;

                  (ii) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in effect preventing the consummation of the transactions contemplated to occur at the Closing or an Additional Shares Closing, as the case may be; and

                  (iii) Investment Bank shall have furnished to Lucent a certificate of Investment Bank, signed by an authorized officer, to the effect that the representations and warranties of Investment Bank in this Agreement are true and correct in all material respects on and as of the Closing Date or an Additional Shares Closing Date, as the case may be, with the same effect as if made on the Closing Date or an Additional Shares Closing Date, as the case may be, and Investment Bank has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or an Additional Shares Closing Date, as the case may be.

                  6. Relationship of Parties. All acquisitions of Debt Obligations by Investment Bank, all exchanges of Debt Obligations for Shares by Investment Bank pursuant to this Agreement, all distributions by Investment Bank of the Shares and all other acts or omissions of Investment Bank in connection with this Agreement, are for Investment Bank's own account and not for the account of Lucent. No principal-agent relationship is, or is intended to be



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created between Lucent and Investment Bank by any of the provisions of this
Agreement.

                  7. Representations to Survive. The respective agreements, representations, warranties and other statements of Lucent or its officers and of Investment Bank or its officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of Investment Bank, Lucent or any of their respective officers and will survive the exchange of the Debt Obligations for the Shares.

                  8. Notices. All communications hereunder will be in writing and, if sent to Investment Bank, will be mailed, delivered or faxed and
confirmed to it, at 1585 Broadway, New York, New York 10036, fax (212) [       ]
attention: [      ]; or, if sent to Lucent, will be mailed, delivered or
telegraphed and confirmed to it, at 600 Mountain Avenue, Murray Hill, New Jersey
07974, fax (908) [      ] attention: [       ].

                  9. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and no other person will have any right or obligation hereunder.

                  10. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

                  11. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.


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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                      LUCENT TECHNOLOGIES INC.,

                                                by
                                                       ---------------------
                                                       Name:
                                                       Title:

                                      MORGAN STANLEY & CO. INCORPORATED,

                                                by
                                                       ---------------------
                                                       Name:
                                                       Title:


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                                   SCHEDULE I


A.       Initial Shares to be delivered by Lucent at Closing

                  [       ] shares of Agere Common Stock


B.       Agreed Value per share for purposes of the Additional Shares Option

                  $[      ] per share of Agere Common Stock

                                   SCHEDULE II


A.       Initial Debt Obligations


                                                      Agreed Value per
                                                      $1 million Face                                      Aggregate
         Initial Debt Obligations                        Value                       Face Amount         Agreed Value
         ------------------------                    ----------------                -----------         ------------


                                                                                                       Total
                                                                                                            ---------

                                                                                                            =========


B.       Additional Debt Obligations

                                                                       Agreed Value per $1 million
     Additional Debt Obligations                                               Face Value
     ---------------------------                                               ----------
